UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

QUALCOMM INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On February 14, 2018, Qualcomm Incorporated (“Qualcomm”) posted the following material to www.qcomvalue.com.

FEBRUARY 9 • 2018 ONLINE EDITION Qualcomm Rejects $121B Broadcom Takeover Bid Entrenched With a Powerful 5G Beachhead DAVE ALTAVILLA, CONTRIBUTOR Qualcomm’s major 5G NR independent company and is significantly below both trading and transaction mul-tiples in our sector.” The memo goes on to leave the door open for further discussion on how Broad-com would bridge some of these monu-mental gaps but many industry experts and insiders believe the proposed merger is simply a bad deal all around for Qual-comm, and that’s not to mention Broad-com’s less than stellar track record with acquisitions. In fact, I have yet to speak with any other industry analyst that thinks a Broadcom buyout of Qualcomm could be a good thing, for the market or Qualcomm shareholders. My friend and fellow analyst, Pat Moor-head over at Moor Insights & Strategy, says “Broadcom buying Qualcomm at any price is a long term bad deal as the com-panies are strategically misaligned. Qual-comm is an inventor, creator of standards and an implementer and Broadcom is an implementor. Broadcom hasn’t even laid out a strategy of what the combined com-pany would look like and how they would get there. Investors deserve that.” Pat’s comment hits the nail on the head. Qualcomm being a part of Broadcom would be like the tail wagging the dog. Above is a wall of patents that is displayed in the lob-by of one Qualcomm’s primary HQ build-ings at its San Diego campus. That wall is only a partial display of the company’s vast library of intellectual property. Qualcomm develops key technologies and helps define industry standards that enable entire plat-forms like next generation Multi-Gigabit 5G networks, for example. Broadcom pri-marily just employs technologies in prod-ucts, rather than develop them. Product development and even go-to-market strat-egies for each of these companies are de-cidedly very different, with Qualcomm tak-ing a much longer term view in its process and roadmap efforts. There are big numbers flying around here, and it all feels very seat-of-the-pants, reactionary and unclear to sharehold-ers, though not surprising perhaps. I’ve had personal experience with the kind of company culture that Hock Tan, the now President and CEO of Broadcom, culti-vates. I was a sales engineer at a company that acquired a small mixed signal player he was CEO of at the time. The word “hos-tile” comes to mind with respect to that culture, so I guess it’s fitting of the tech-nique Broadcom is employing in this take-over attempt. carrier and hardware OEM partnership announcements for its Snapdragon X50 modem platform yesterday, were further punctuated today by the company’s staunch rejec-tion of an even loftier $121 billion dollar hostile takeover bid by Broadcom. In fact, Qualcomm’s significant lead time advan-tage with its 5G NR technology platform, in both trials which will begin this year and deployments targeted in 2019, demon-strates how very different each company’s value proposition is, as well as how desper-ately Broadcom is fighting to stay relevant. Qualcomm’s war chest of patents and IP is what Broadcom is after but that war chest is exactly why this proposed buyout makes little sense for QCOM investors. Qualcomm’s statement on the rejection of the bid notes that Broadcom’s proposal “materially undervalues Qualcomm and falls well short of the firm regulatory com-mitment the Board would demand given the significant downside risk of a failed transaction.” The letter sent to Broadcom President and CEO, Hock Tan, also states “Your proposal ascribes no value to our accretive NXP acquisition, no value for the expected resolution of our current li-censing disputes and no value for the sig-nificant opportunity in 5G. Your proposal is inferior relative to our prospects as an I currently hold no position in shares of any company noted in this article. Dave Altavilla, Contributor I cover break-out technologies in mobile, desktop and the data center. Opinions expressed by Forbes Contributors are their own. From the Forbes Contributor Network and not necessarily the opinion of Forbes Media LLC. (#S055641) Excerpted and adapted with permission of Forbes Media LLC. Copyright 2017. To subscribe, please visit Forbes.com or call (800) 888-9896. For more information about reprints from Forbes, visit PARS International Corp. at www.forbesreprints.com. TECH

Additional Information

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this website that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995.  Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.